Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Issues TCFD Climate Change Risk Report and is Recognized for Corporate Responsibility Leadership

JACKSONVILLE, FL (January 27, 2021) – Today, Regency Centers Corporation (“Regency” or the “Company”) (NASDAQ: REG) announced the release of its first standalone Climate Change Risk Report. The report illustrates Regency’s continued commitment to corporate responsibility and transparency. A copy of the full report can be found on Regency’s Corporate Responsibility site, at Regencycenters.com.

Regency’s climate change risk analysis is aligned to the recommendations of the Taskforce on Climate-related Financial Disclosures (TCFD). The Company intends to update its analysis as circumstances and new information warrant, and we expect that reporting using the TCFD framework will be part of Regency’s ongoing Corporate Responsibility program.

“Our commitment to corporate responsibility continues to deepen,” said Lisa Palmer, President and Chief Executive Officer. “We are pleased to present this report on our recent climate change scenario risk and opportunity analysis, conducted in accordance with the TCFD framework, which will help guide our strategic planning. We strive to be a leader in our industry with our environmental, social and governance practices and welcome the recognition of our corporate responsibility efforts, which include the completion of this project and publication of the report.”

This report and Regency’s other corporate responsibility accomplishments have been recognized throughout 2020, including:

•	Achievement of a GRESB (Global Real Estate Sustainability Benchmark) Green Star for the sixth consecutive year and an “A” for public disclosure ranking 3rd among the comparison group
•	Certification as a Green Lease Leader
•	Inclusion for a second year on Newsweek’s Most Responsible Companies List
•	Attainment of the highest score of “1” in the Social and Governance ISS Quality Score categories
•	Inclusion in the 2021 Bloomberg Gender Equality Index
•	Award of an “A” ESG Rating by MSCI
•	Achievement of the Healthiest Companies Award from a leading worksite council for the 12th consecutive year with recognition at the Platinum level for the 6th consecutive year
•	Named to the Management Top 250 by the Wall Street Journal
•	An invitation to join the CEO Action for Diversity and Inclusion initiative after Lisa Palmer signed the Pledge to act on supporting more inclusive workplaces.

A full list of ratings and recognitions can be found on Regency’s Corporate Responsibility site.

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified

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real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Certain statements in this document regarding anticipated financial, business, legal or other outcomes or plans, including statements relating to Regency’s future events, actions, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance, events or plans and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results, events or plans may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

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